Exhibit 99.1

Eclipsys Releases Second-Quarter Results

ATLANTA--(BUSINESS WIRE)--August 5, 2010--Eclipsys Corporation (NASDAQ: ECLP), The Outcomes Company®, today announced results for the second quarter ended June 30, 2010.

Revenues for the quarter ended June 30, 2010 were $134.4 million, compared to revenues of $129.8 million for the quarter ended June 30, 2009.

On a GAAP basis, net income for the second quarter 2010 was $1.6 million, or $0.03 per diluted common share, compared to net loss of $4.1 million, or $0.07 per diluted common share in the second quarter 2009.

Non-GAAP net income for the second quarter 2010 was $9.2 million, or $0.16 per diluted common share, compared to non-GAAP net income for the second quarter 2009 of $8.9 million, or $0.16 per diluted common share.

A reconciliation of GAAP to non-GAAP results is included in the attached tables.

For the six months ended June 30, 2010, new business bookings were $259.4 million, which were positively impacted by new and existing customers making investment decisions to meet the meaningful use criteria of the American Reinvestment and Recovery Act. The company defines new business bookings as the total amount of all new contracts signed, excluding renewal contracts.

Eclipsys ended the quarter with $143.3 million of cash and $37.3 million in long-term investments.

“In the quarter, we executed successfully on our key growth drivers with continued strong bookings, significant new client wins and the release of our most user-intuitive clinical solution, Sunrise Enterprise 5.5,” said Philip M. Pead, Eclipsys president and chief executive officer. “Our results in the first half of the year and the momentum we are building in the market position us well to have a strong performance in 2010.”

Today’s Conference Call

Eclipsys executives will discuss the second-quarter results on a teleconference at 4:30 p.m. Eastern time on August 5. Persons interested in participating in the teleconference should call: (800) 230-1059 (in the U.S.) or (612) 234-9959 (international) approximately 15 minutes before the conference call is slated to begin. For listen-only mode, participants can go to www.eclipsys.com prior to the conference call to register and download the necessary audio software.

Replay

About two hours after its completion, an audio replay of the conference call will be available on www.eclipsys.com for approximately 48 hours.

About Eclipsys

Eclipsys is a leading provider of advanced integrated clinical, revenue cycle and performance management software, clinical content and professional services that help healthcare organizations improve clinical, financial and operational outcomes. For more information, see www.eclipsys.com or email info@eclipsys.com.

Non-GAAP Measures

The company has provided net income and earnings per share financial measures on a non-GAAP basis for the three months ended June 30, 2009 and June 30, 2010, which exclude non-cash stock-based compensation expense, amortization expense associated with acquisitions, and certain additional items that the company does not consider to be indicative of its underlying business performance, as listed on the attached GAAP to non-GAAP reconciliation tables. Because of the significance of the GAAP components excluded, these non-GAAP financial measures should not be considered a substitute for, or superior to, any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. When considered in conjunction with comparable GAAP financial measures, management believes that the non-GAAP financial measures provide useful supplemental information to management and investors to facilitate the understanding and evaluation of the company’s underlying operating performance and future prospects, as well as comparisons of the company’s results with its prior period results that did not include these gains and/or charges, and with results of other companies on a more consistent basis. Internally, management also uses non-GAAP net income and earnings for forecasting and to help make management decisions, as an indicator of business performance, and to evaluate management’s effectiveness and help determine bonuses for management and others.

The company omits non-cash stock-based compensation because such expense can vary significantly between periods as a result of the timing (which determines various input assumptions that impact the compensation expense amount) and number of new equity-based incentive awards in any one period, including grants in connection with acquisitions. The company omits non-cash acquisition-related amortization expense arising from the acquisition of intangible assets in presenting non-GAAP earnings because such expense in any one period may not directly correlate to its underlying business performance and because such expense can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. This adjustment also provides management and investors with consistent measures of performance both before and after including such non-cash acquisition-related amortization charges. The economic substance of omitting the other items incurred that the company does not consider to be indicative of its underlying business performance derives from the fact that such episodic gains and/or charges make it more difficult to compare operating results of different periods, not all of which include such gains and/or charges. However, the omission of non-cash stock-based compensation expense may mask an economic cost incurred by the company in connection with stock-based compensation, and the omission of the charges related to the company’s other non-GAAP adjustments may mask actual and expected future costs associated with such matters. Management compensates for these limitations by using both the GAAP and non-GAAP measures. Although the company has provided 2010 guidance for non-GAAP diluted earnings per share and non-GAAP operating income margin, a quantitative reconciliation to the equivalent GAAP guidance financial measures is not available given the number of variables that affect the reconciliation.

The company has provided reconciling tables attached to this release.

Caution Regarding Forward-Looking Statements

Certain statements in this news release or the investor call referenced herein, including those concerning the company’s operational initiatives, future performance expectations, and effects of economic conditions are forward-looking statements and actual results may differ materially from those projected or implied by the forward-looking statements due to a variety of risks and uncertainties. Future performance expectations are predicated upon achievement of various sales and performance targets that may be difficult to meet. Economic conditions are unstable and may cause hospitals and other healthcare providers to curtail HIT system spending. Eclipsys’ cost reduction and other initiatives in response to the challenging economic environment, including initiatives designed to improve operational efficiencies, may not be effective, and it is difficult to predict what the company may be able to achieve. Eclipsys sales may fall below expectations due to market conditions, competition, and other factors, including client demands for pricing and financing concessions. Costs may be greater than anticipated due to the potential need to increase spending to ensure performance in accordance with commitments to clients, regulatory requirements, and other factors. Software development may take longer and cost more than expected, and incorporation of anticipated features and functionality (including as required to comply with ARRA and related regulations, as well as other certification standards) may be delayed, due to various factors including programming and integration challenges and resource constraints. The market is highly competitive. Implementation and customization of Eclipsys software is complex and time-consuming. Results depend upon a variety of factors and can vary by client. Each client’s circumstances are unique and may include unforeseen issues that make it more difficult than anticipated to implement or derive benefit from software, implementation or consulting services. The success and timeliness of the company’s services will depend at least in part upon client involvement, which can be difficult to control. Eclipsys is required to meet specified performance standards and regulatory requirements, and clients can terminate contracts, assess penalties or reduce contract scope under certain circumstances. More information about company risks is available in recent Form 10-K and other filings made by Eclipsys from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Eclipsys, The Outcomes Company, and Sunrise Enterprise are either registered trademarks or trademarks of Eclipsys Corporation (or its subsidiaries) in the United States and certain other countries.

Eclipsys Corporation
GAAP Income Statements (unaudited)
(in thousands, except per share amounts)

	GAAP				GAAP
	Three Months Ended				Year-to-date
	June 30, 2010	June 30, 2009	$ Change	% Change	June 30, 2010	June 30, 2009	$ Change	% Change
Revenues:
Systems and services	$131,480	$127,675	$3,805	3.0%	$257,037	$255,812	$1,225	0.5%
Hardware	2,962	2,173	789	36.3%	5,765	4,202	1,563	37.2%
Total revenues	134,442	129,848	4,594	3.5%	262,802	260,014	2,788	1.1%

Cost and expenses:
Costs of systems and services	71,208	68,315	2,893	4.2%	136,407	135,189	1,218	0.9%
Costs of hardware	2,412	1,950	462	23.7%	4,864	3,606	1,258	34.9%
Sales and marketing	17,293	27,394	(10,101)	-36.9%	37,041	50,144	(13,103)	-26.1%
Research and development	17,229	13,872	3,357	24.2%	30,690	27,364	3,326	12.2%
General and administrative	12,321	12,429	(108)	-0.9%	20,888	24,451	(3,563)	-14.6%
Restructuring	-	-	-		-	5,434	(5,434)	-100.0%
Depreciation and amortization	8,564	8,117	447	5.5%	16,790	16,152	638	3.9%
Total costs and expenses	129,027	132,077	(3,050)	-2.3%	246,680	262,340	(15,660)	-6.0%

Income (loss) from operations	5,415	(2,229)	7,644	*	16,122	(2,326)	18,448	*
Gain (loss) on sale of assets	-	838	(838)	-100.0%	-	1,237	(1,237)	-100.0%
Gain (loss) on ARS	(1,573)	691	(2,264)	327.6%	(1,799)	533	(2,332)	-437.5%
Interest income	372	681	(309)	-45.4%	789	1,528	(739)	-48.4%
Interest expense	(267)	(961)	694	-72.2%	(611)	(2,105)	1,494	-71.0%
Income (loss) before income taxes	3,947	(980)	4,927	*	14,501	(1,133)	15,634	*
Provision for income taxes	2,310	3,120	(810)	-26.0%	7,438	3,834	3,604	94.0%
Net income (loss)	$1,637	$(4,100)	$5,737	*	$7,063	$(4,967)	$12,030	*

Basic EPS:
Net income (loss)	$1,637	$(4,100)	$5,737	*	$7,063	$(4,967)	$12,030	*
Less: Income allocated to participating securities	7	-	7		35	-	35
Net income (loss) available to common shareholders	$1,630	$(4,100)	$5,730	*	$7,028	$(4,967)	$11,995	*
Basic weighted average common shares outstanding	57,208	55,710	1,498	2.7%	57,024	55,588	1,436	2.6%
Basic net income (loss) per common share	$0.03	$(0.07)	$0.10	*	$0.12	$(0.09)	$0.21	*

Diluted EPS:
Net income (loss)	$1,637	$(4,100)	$5,737	*	$7,063	$(4,967)	$12,030	*
Less: Income allocated to participating securities	7	-	7		35	-	35
Net income (loss) available to common shareholders	$1,630	$(4,100)	$5,730	*	$7,028	$(4,967)	$11,995	*
Basic weighted average common shares outstanding	57,208	55,710	1,498	2.7%	57,024	55,588	1,436	2.6%
Dilutive effect of potential common shares	862	-	862		879	-	879
Diluted weighted average shares common outstanding	58,070	55,710	2,361	4.2%	57,903	55,588	2,315	4.2%
Diluted earnings (loss) per common share	$0.03	$(0.07)	$0.10	*	$0.12	$(0.09)	$0.21	*

* - not meaningful

ECLIPSYS CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of
	June 30, 2010	December 31, 2009
	Unaudited
Assets
Current assets:
Cash	$143,284	$123,160
Restricted cash	2,495	-
Accounts receivable, net of allowance for doubtful accounts of $3,436 and $2,994, respectively	120,421	111,712
Receivable from sale of investments	17,175	-
Prepaid expenses	28,042	26,832
Other current assets	1,932	4,250
Total current assets	313,349	265,954

Long-term investments	37,345	85,988
Property and equipment, net	61,894	56,579
Capitalized software development costs, net	54,282	51,889
Acquired technology, net	24,602	29,557
Intangible assets, net	5,988	7,411
Goodwill	100,008	100,008
Deferred tax asset	79,145	86,639
Other assets	11,835	13,039
Total assets	$688,448	$697,064

Liabilities and Stockholders’ Equity
Current liabilities:
Deferred revenue	$141,415	$135,185
Accounts payable	22,300	14,752
Accrued compensation costs	21,624	34,034
Deferred tax liability	6,033	6,033
Other current liabilities	18,279	20,994
Total current liabilities	209,651	210,998

Deferred revenue	4,127	4,896
Long term debt and capital lease obligations	594	29,727
Other long-term liabilities	16,113	15,616
Total liabilities	230,485	261,237

Stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized; issued and outstanding, 57,622,727 and 57,162,466, respectively	576	572
Additional paid-in capital	612,142	599,111
Accumulated deficit	(154,941)	(162,004)
Accumulated other comprehensive income (loss)	186	(1,852)
Total stockholders’ equity	457,963	435,827
Total liabilities and stockholders’ equity	$688,448	$697,064

ECLIPSYS CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2010	2009	2010	2009

Operating activities:
Net income	$7,063	$(4,967)	$1,637	$(4,102)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	27,360	24,833	15,024	12,798
Provision for bad debt	900	1,996	450	950
(Gain)/loss on investments, net	1,799	(533)	1,573	(691)
Stock compensation expense	7,395	11,169	3,714	6,761
Deferred income taxes	6,372	3,674	1,827	3,222
Gain on sale of assets	-	(1,237)	-	(837)
Changes in operating assets and liabilities:			-
Accounts receivable	(9,427)	1,948	(7,957)	(1,747)
Prepaid expenses and other current assets	892	1,580	233	3,034
Other assets	702	(497)	(2)	(260)
Deferred revenue	5,933	(3,631)	3,402	(2,824)
Accrued compensation	(12,395)	8,633	(2,958)	1,168
Accounts payable and other current liabilities	483	(6,888)	4,292	(292)
Long-term liabilities	485	1,565	458	814
Other	85	108	77	23
Total adjustments	30,584	42,720	20,133	22,119
Net cash provided by operating activities	37,647	37,753	21,770	18,017
Investing activities:
Purchases of property and equipment	(12,191)	(12,555)	(5,530)	(5,282)
Proceeds from sales of marketable securities	32,474	150	27,899	0
Capitalized software development costs	(12,456)	(14,651)	(4,365)	(7,435)
Increase in restricted cash	(2,495)	-	(2,495)	-
Earnout on disposition	-	1,241	0	399
Cash paid for acquisitions, net of cash acquired	-	(2,819)	0	(56)
Net cash provided by (used in) investing activities	5,332	(28,634)	15,509	(12,374)
Financing activities:
Proceeds from stock options exercised	5,999	3,306	2,568	3,232
Proceeds from employee stock purchase plan	375	454	174	212
Repayment of secured financing	(29,000)	-	(15,000)	-
Other	(147)	(59)	(99)	(59)
Net cash provided by (used in) financing activities	(22,773)	3,701	(12,357)	3,385

Effect of exchange rates on cash and cash equivalents	(82)	(199)	(306)	15
Net increase (decrease) in cash and cash equivalents	20,124	12,621	24,616	9,043
Cash and cash equivalents — beginning of period	123,160	108,304	118,668	111,882
Cash and cash equivalents — end of period	$143,284	$120,925	$143,284	$120,925

Non-cash investing activities:
Funds from sale of investments not collected	$17,175	$-	$17,175	$-

Eclipsys Corporation
Stock-Based Compensation Expense (unaudited)
(in thousands)

	Three Months	Three Months	Three Months	Three Months		Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended		Ended	Ended	Ended	Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	2010

Cost and expenses:
Costs of systems and services	$493	$506	$501	$475	$1,975	$465	$581			$1,046
Costs of hardware					-					-
Sales and marketing	2,494	4,237	1,774	1,373	9,878	1,931	1,521			3,452
Research and development	453	546	565	706	2,270	481	703			1,184
General and administrative	968	1,470	759	840	4,037	804	909			1,713
Total costs and expenses	$4,408	$6,759	$3,599	$3,394	$18,160	$3,681	$3,714	$-	$-	$7,395

Eclipsys Corporation
Reconciliation of GAAP (Unaudited) to Non-GAAP Items
(in thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Year-to-date	Year-to-date
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Revenues:
GAAP Revenues	$134,442	$129,848	$262,802	$260,014
Premise acquisition accounting (1)	-	3,612	-	5,351
Non-GAAP revenues	$134,442	$133,460	$262,802	$265,365

GAAP Recurring revenues	$96,682	$89,909	$190,991	$178,010
Premise acquisition accounting (1)	-	441	-	728
Non-GAAP Recurring revenues	$96,682	$90,350	$190,991	$178,738

GAAP Professional services revenues	$25,022	$30,908	$47,769	$58,254
Premise acquisition accounting (1)	-	682	-	922
Non-GAAP Professional services revenues	$25,022	$31,590	$47,769	$59,176

GAAP Periodic revenues	$9,776	$6,858	$18,277	$19,548
Premise acquisition accounting (1)	-	2,387	-	3,586
Non-GAAP Periodic revenues	$9,776	$9,245	$18,277	$23,134

GAAP Hardware revenues	$2,962	$2,173	$5,765	$4,202
Premise acquisition accounting (1)	-	102	-	115
Non-GAAP Hardware revenues	$2,962	$2,275	$5,765	$4,317

Gross Margin
Revenues	$134,442	$129,848	$262,802	$260,014
Costs of systems and services	71,208	68,315	136,407	135,189
Costs of hardware	2,412	1,950	4,864	3,606
GAAP Gross margin (A)	60,822	59,583	121,531	121,219
Adjustments
Premise acquisition accounting (1)		3,058	-	4,552
Stock-based compensation expense (2)	581	506	1,046	999
				-
Non-GAAP gross margin	$61,403	$63,147	$122,577	$126,770

GAAP gross margin percentage	45.2%	45.9%	46.2%	46.6%
Non-GAAP gross margin percentage	45.7%	47.3%	46.6%	47.8%

Operating Expenses
GAAP operating expenses (B)	$55,407	$61,812	$105,409	$123,545
Stock-based compensation expense (2)	(3,133)	(6,253)	(6,349)	(10,168)
Restructuring (3)		(3,192)		(8,626)
Amortization (4)	(3,124)	(3,124)	(6,248)	(6,248)
Merger costs (5)	(3,449)		(3,449)
				-
Non-GAAP operating expenses	$45,701	$49,243	$89,363	$98,503

Eclipsys Corporation
Reconciliation of GAAP (Unaudited) to Non-GAAP Items
(in thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Year-to-date	Year-to-date
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Gross Research and Development Expenses
GAAP research and development	$17,229	$13,872	$30,690	$27,364
Adjustments
Stock-based compensation expense (2)	(703)	(546)	(1,184)	(999)

Non-GAAP research and development	16,526	13,326	29,506	26,365
Capitalized software and development costs	4,365	7,435	12,456	14,651
Non-GAAP gross research and development expenses	$20,891	$20,761	$41,962	$41,016

Operating Income
GAAP operating income	$5,415	$(2,229)	$16,122	$(2,326)
Premise acquisition accounting (1)	-	3,058	-	4,552
Stock-based compensation expense (2)	3,714	6,759	7,395	11,167
Restructuring (3)	-	3,192		8,626
Amortization (4)	3,124	3,124	6,248	6,248
Merger costs (5)	3,449		3,449

Non-GAAP operating income	$15,702	$13,904	$33,214	$28,267

GAAP Operating Margin	4.0%	-1.7%	6.1%	-0.9%
Non-GAAP Operating Margin	11.7%	10.4%	12.6%	10.7%

Pre-tax income
GAAP pre-tax income	$3,947	$(980)	$14,501	$(1,133)
Premise acquisition accounting (1)	-	3,058	-	4,552
Stock-based compensation expense (2)	3,714	6,759	7,395	11,167
Restructuring (3)	-	3,192	-	8,626
Amortization (4)	3,124	3,124	6,248	6,248
Merger costs (5)	3,449		3,449
ARS redemption (6)	1,501		1,501

Non-GAAP pre-tax income	$15,735	$15,153	$33,094	$29,460

Eclipsys Corporation
Reconciliation of GAAP (Unaudited) to Non-GAAP Items
(in thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Year-to-date	Year-to-date
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Net Income
GAAP net income	$1,637	$(4,100)	$7,063	$(4,967)
Premise acquisition accounting (1)	-	1,810		2,841
Stock-based compensation expense (2)	2,872	4,136	6,259	7,665
Restructuring (3)	-	1,643		5,382
Amortization (4)	1,748	1,747	3,682	3,898
Merger costs (5)	2,032		2,032
ARS redemption (6)	885		885
Taxes		3,652		3,652

Non-GAAP net income	$9,174	$8,888	$19,921	$18,471

Diluted earnings per share
Diluted earnings per share	$0.03	$(0.07)	$0.12	$(0.09)
Premise acquisition accounting (1)		0.03		0.05
Stock-based compensation expense (2)	0.05	0.07	0.11	0.14
Restructuring (3)		0.03		0.10
Amortization (4)	0.03	0.03	0.06	0.07
Merger costs (5)	0.03		0.03
ARS redemption (6)	0.02		0.02
Taxes		0.06		0.06

Non-GAAP diluted earnings per share	$0.16	$0.16	$0.34	$0.33

Eclipsys Corporation
Reconciliation NOTES of GAAP (Unaudited) to Non-GAAP Items

1

Deferred revenue adjustments net of deferred costs adjustments related to the Company's December 2008 acquisition of Premise Corporation. The amounts represent the reduction of deferred revenue and related deferred costs acquired from Premise as a result of purchase accounting adjustments.

2	Stock based compensation expense.

3	Severance related activity primarily in the Company's professional services organization.

4	Amortization of intangible assets associated with 2008 acquisitions.

5	Legal, accounting and other consulting fees associated with our announced merger with Allscripts.

6	Realized loss on the sale of certain of the Company's auction rate securities.

Notes

A	GAAP gross margin equals revenue less costs of systems and services and costs of hardware.

B

GAAP operating expenses include sales and marketing expense, research and development expense, general and administrative expense, depreciation and amortization expense, restructuring charge, and in process research and development charge.

CONTACT:
Eclipsys
Jason Cigarran, 404-847-5965
Vice President, Investor Relations
jason.cigarran@eclipsys.com